EXIBIT 32.1:  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

         In connection with the accompanying Quarterly Report on Form 10-Q of SyntheMed, Inc. for the quarter ended June 30, 2011, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, fairly presents, in all material respects, the financial condition and results of operations of SyntheMed, Inc.

Dated: August 15, 2011	/s/ Richard L. Franklin, M.D.
Name: Richard L. Franklin, M.D.
Title: Executive Chairman and Chairman of the Board
(principal executive officer and principal financial officer)

*
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided by SyntheMed, Inc. and will be retained by SyntheMed, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.